Exhibit 8.1

List of Subsidiaries of Navios Maritime Holdings Inc.

Company Name	Nature / Vessel Name	Effective Ownership Interest	Country of Incorporation
Navios Maritime Holdings Inc.	Holding Company	100%	Marshall Is.
Navios Corporation	Sub-Holding Company	100%	Marshall Is.
Navios International Inc.	Operating Company	100%	Marshall Is.
Navimax Corporation	Operating Company	100%	Marshall Is.
Navios Handybulk Inc.	Operating Company	100%	Marshall Is.
Hestia Shipping Ltd.	Operating Company	100%	Malta
Anemos Maritime Holdings Inc.	Sub-Holding Company	100%	Marshall Is.
Navios ShipManagement Inc.	Management Company	100%	Marshall Is.
NAV Holdings Limited	Sub-Holding Company	100%	Malta
Kleimar N.V.	Operating Company/Vessel Owning Company	100%	Belgium
Kleimar Ltd.	Operating Company	100%	Marshall Is.
Bulkinvest S.A.	Operating Company	100%	Luxembourg
Primavera Shipping Corporation	Operating Company	100%	Marshall Is.
Ginger Services Co.	Operating Company	100%	Marshall Is.
Aquis Marine Corp.	Sub-Holding Company	100%	Marshall Is.
Navios Tankers Management Inc.	Management Company	100%	Marshall Is.
Astra Maritime Corporation	Operating Company	100%	Marshall Is.
Achilles Shipping Corporation	Operating Company	100%	Marshall Is.
Apollon Shipping Corporation	Operating Company	100%	Marshall Is.
Herakles Shipping Corporation	Operating Company	100%	Marshall Is.
Hios Shipping Corporation	Operating Company	100%	Marshall Is.
Ionian Shipping Corporation	Operating Company	100%	Marshall Is.
Kypros Shipping Corporation	Operating Company	100%	Marshall Is.
Meridian Shipping Enterprises Inc.	Vessel Owning Company	100%	Marshall Is.
Mercator Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Arc Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Horizon Shipping Enterprises Corporation	Vessel Owning Company	100%	Marshall Is.
Magellan Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Aegean Shipping Corporation	Operating Company	100%	Marshall Is.
Star Maritime Enterprises Corporation	Vessel Owning Company	100%	Marshall Is.
Corsair Shipping Ltd.	Vessel Owning Company	100%	Marshall Is
Rowboat Marine Inc.	Vessel Owning Company	100%	Marshall Is
Beaufiks Shipping Corporation	Vessel Owning Company	100%	Marshall Is
Nostos Shipmanagement Corp.	Vessel Owning Company	100%	Marshall Is.
Portorosa Marine Corp.	Vessel Owning Company	100%	Marshall Is.
Shikhar Ventures S.A.	Vessel Owning Company	100%	Liberia
Sizzling Ventures Inc.	Operating Company	100%	Liberia
Rheia Associates Co.	Operating Company	100%	Marshall Is.
Taharqa Spirit Corp.	Operating Company	100%	Marshall Is.
Rumer Holding Ltd.	Vessel Owning Company	100%	Marshall Is.
Pharos Navigation S.A.	Vessel Owning Company	100%	Marshall Is.
Pueblo Holdings Ltd.	Vessel Owning Company	100%	Marshall Is.
Quena Shipmanagement Inc.	Operating Company	100%	Marshall Is.
Aramis Navigation Inc.	Vessel Owning Company	100%	Marshall Is.
White Narcissus Marine S.A.	Vessel Owning Company	100%	Panama
Navios GP L.L.C.	Operating Company	100%	Marshall Is.
Floral Marine Ltd.	Vessel Owning Company	100%	Marshall Is.
Red Rose Shipping Corp.	Vessel Owning Company	100%	Marshall Is.
Highbird Management Inc.	Vessel Owning Company	100%	Marshall Is.
Ducale Marine Inc.	Vessel Owning Company	100%	Marshall Is.
Vector Shipping Corporation	Vessel Owning Company	100%	Marshall Is.
Faith Marine Ltd.	Vessel Owning Company	100%	Liberia
Navios Maritime Finance (US) Inc.	Operating Company	100%	Delaware
Navios Maritime Finance II (US) Inc.	Operating Company	100%	Delaware
Solange Shipping Ltd.	Vessel Owning Company	100%	Marshall Is.
Tulsi Shipmanagement Co.	Vessel Owning Company	100%	Marshall Is.
Cinthara Shipping Ltd.	Vessel Owning Company	100%	Marshall Is.
Rawlin Services Co.	Vessel Owning Company	100%	Marshall Is.
Mauve International S.A.	Vessel Owning Company	100%	Marshall Is.
Mandora Shipping Ltd	Vessel Owning Company	100%	Marshall Is.

Navios South American Logistics and Subsidiaries:

Company Name	Nature / Vessel Name	Effective Ownership Interest	Country of Incorporation
Navios South American Logistics Inc.	Sub-Holding Company	63.8%	Marshall Is.
Corporacion Navios S.A.	Operating Company	63.8%	Uruguay
Nauticler S.A.	Sub-Holding Company	63.8%	Uruguay
Compania Naviera Horamar S.A.	Vessel Operating Management Company	63.8%	Argentina
Compania de Transporte Fluvial International S.A.	Sub-Holding Company	63.8%	Uruguay
Ponte Rio S.A.	Operating Company	63.8%	Uruguay
Thalassa Energy S.A.	Barge Owning Company	63.8%	Argentina
HS Tankers Inc.	Tanker Owning Company	63.8%	Panama
HS Navigation Inc.	Tanker Owning Company	63.8%	Panama
HS Shipping Ltd. Inc.	Tanker Owning Company	63.8%	Panama
HS South Inc.	Tanker Owning Company	63.8%	Panama
Petrovia Internacional S.A.	Land-Owning Company	63.8%	Uruguay
Mercopar S.A.C.I.	Operating/Barge Owning Company	63.8%	Paraguay
Navegacion Guarani S.A.	Operating Barge and Pushboat Owning Company	63.8%	Paraguay
Hidrovia OSR S.A.	Oil Spill Response & Salvage Services/ Tanker Owning Company	63.8%	Paraguay
Mercofluvial S.A.	Operating Barge and Pushboat Owning Company	63.8%	Paraguay
Petrolera San Antonio S.A.	Port Facility Operating Company	63.8%	Paraguay
Stability Oceanways S.A.	Barge and Pushboat Owning Operating Company	63.8%	Panama
Hidronave South American Logistics S.A.	Pushboat Owning Company	32.5%	Brazil
Navarra Shipping Corporation	Tanker-Owning Company	63.8%	Marshall Is.
Pelayo Shipping Corporation	Tanker-Owning Company	63.8%	Marshall Is.
Varena Maritime Services S.A.	Barge and Pushboat Owning Operating Company	63.8%	Panama
Navios Logistics Finance (US) Inc.	Operating Company	100%	Delaware
Merco Parana S.A.	Barge Owning Company	63.8%	Argentina

Affiliates included in the financial statements accounted for under the equity method:

In the consolidated financial statements of Navios Holdings, the following entities are included as affiliates and are accounted for under the equity method, for such periods during which such entities were affiliates of Navios Holdings: (i) Navios Partners and its subsidiaries (ownership interest as of December 31, 2012 was 25.2%, which includes a 2% general partner interest; (ii) Navios Acquisition and its subsidiaries (ownership interest as of December 31, 2012 was 53.96%) and (iii) Acropolis Chartering and Shipping Inc. (ownership interest as of December 31, 2012 was 50%).